CARMAX REPORTS THIRD QUARTER RESULTS

Richmond, Va., December 20, 2016 – CarMax, Inc. (NYSE:KMX) today reported results for the third quarter ended November 30, 2016.

▪	Net sales and operating revenues increased 4.4% to $3.70 billion.

▪	Used unit sales in comparable stores increased 5.4%.

▪	Total used unit sales rose 9.1%.

▪	Total wholesale unit sales declined 2.2%.

▪	CarMax Auto Finance (CAF) income declined 3.2% to $89.4 million.

▪	Net earnings increased 6.6%, to $136.6 million, while net earnings per diluted share rose 14.3% to $0.72.

Third Quarter Business Performance Review

Sales. Total used vehicle unit sales grew 9.1% and comparable store used unit sales rose 5.4% versus the prior year’s third quarter. The comparable store sales performance resulted from increases in both conversion and store traffic. Our sales performance included a reduction in the Tier 3 sales mix to 10.2% of used unit sales from 13.8% in the prior year’s third quarter. Tier 3 sales represent those financed by our Tier 3 third-party finance providers to whom we pay a fee and those in CAF’s Tier 3 loan origination activity. For the non-Tier 3 customer base, comparable store used unit sales rose 9.8%.

Wholesale vehicle unit sales declined 2.2% versus the third quarter of fiscal 2016, as contributions from the growth in our store base and an improved appraisal buy rate were more than offset by a reduction in appraisal traffic.
Other sales and revenues increased 1.0% compared with the third quarter of fiscal 2016. Improvements in extended protection plan (EPP) revenues and third-party finance fees were largely offset by a decrease in new vehicle sales that resulted from the disposal of two of our four new car franchises during the third quarter of fiscal 2016. EPP revenues increased 14.0%, largely reflecting the growth in our used unit sales and pricing changes. Net third-party finance fees improved by 32.9%, primarily due to the reduced proportion of our sales attributable to Tier 3 finance providers.

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Gross Profit. Total gross profit increased 8.4% versus last year’s third quarter, to $503.1 million. Used vehicle gross profit rose 8.8%, driven by the 9.1% increase in total used unit sales. Used vehicle gross profit per unit was consistent at $2,155 versus $2,160 in the prior year period. Wholesale vehicle gross profit declined 7.3% versus the prior year’s quarter, reflecting the 2.2% decline in wholesale unit sales and a decrease in wholesale vehicle gross profit per unit to $900 from $949. Other gross profit increased 27.7%, primarily reflecting the improvement in EPP revenues and net third-party finance fees. The decrease in new vehicle sales did not significantly affect other gross profit.

SG&A. Compared with the third quarter of fiscal 2016, SG&A expenses increased 5.7% to $356.7 million. The growth primarily reflected the 12% increase in our store base since the beginning of last year’s third quarter (representing the addition of 18 stores), as well as higher variable costs associated with our comparable store unit growth. Advertising expense declined 6.9% versus the prior year’s quarter, despite the increase in our store base, as the prior year period included costs related to a new advertising campaign. SG&A per used unit was $2,275 in the current quarter, down $74 year-over-year.

CarMax Auto Finance.(1) Compared with last year’s third quarter, CAF income declined 3.2% to $89.4 million. The decline was primarily due to an $11.0 million increase in the provision for loan losses, which resulted from both higher loss experience in recent quarters and the growth in managed receivables. Average managed receivables grew 11.2% to $10.30 billion. The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 5.8% of average managed receivables from 6.0% in last year’s third quarter. The allowance for loan losses as a percentage of ending managed receivables was 1.10% as of November 30, 2016, compared with 0.97% as of November 30, 2015, and 1.08% as of August 31, 2016.

Interest Expense. Interest expense rose to $15.1 million in the third quarter of fiscal 2017 from $10.0 million in the prior year’s quarter. The increase reflected planned higher average outstanding debt levels in fiscal 2017 as part of our capital structure strategy, as well as growth in our finance and capital lease obligations.

Store Openings. During the third quarter of fiscal 2017, we opened six stores, including two stores in new markets (Boise, Idaho, and Grand Rapids, Michigan) and four stores in existing markets (one store each in Daytona, Florida, and Philadelphia, Pennsylvania, and two stores in San Francisco, California).

Share Repurchase Activity. During the third quarter of fiscal 2017, we repurchased 3.8 million shares of common stock for $198.7 million pursuant to our share repurchase program. As of November 30, 2016, we had $1.69 billion remaining available for repurchase under the program.

(1)	Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information
Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2016	2015	Change	2016	2015	Change
Used vehicle sales	$3,090.6	$2,909.0	6.2%	$9,820.4	$9,351.8	5.0%
Wholesale vehicle sales	488.4	513.8	(4.9)%	1,616.5	1,682.2	(3.9)%
Other sales and revenues:
Extended protection plan revenues	70.2	61.6	14.0%	221.5	197.4	12.2%
Third-party finance fees, net	(9.1)	(13.6)	32.9%	(29.3)	(45.1)	35.1%
Other (1)	61.4	73.3	(16.2)%	196.0	257.5	(23.9)%
Total other sales and revenues	122.5	121.3	1.0%	388.2	409.8	(5.3)%
Total net sales and operating revenues	$3,701.5	$3,544.1	4.4%	$11,825.2	$11,443.9	3.3%

(1)
Includes service department and new vehicle sales. In the fourth quarter of fiscal 2016, we reclassified new vehicle sales to other sales and revenues and no longer present new vehicle sales. Prior period amounts have been revised for this new presentation.

Unit Sales

	Three Months Ended November 30			Nine Months Ended November 30
	2016	2015	Change	2016	2015	Change
Used vehicles	156,789	143,673	9.1%	495,277	464,699	6.6%
Wholesale vehicles	91,973	94,066	(2.2)%	300,543	302,218	(0.6)%

Average Selling Prices

	Three Months Ended November 30			Nine Months Ended November 30
	2016	2015	Change	2016	2015	Change
Used vehicles	$19,520	$20,094	(2.9)%	$19,640	$19,970	(1.7)%
Wholesale vehicles	$5,103	$5,243	(2.7)%	$5,165	$5,345	(3.4)%

Vehicle Sales Changes

	Three Months Ended November 30		Nine Months Ended November 30
	2016	2015	2016	2015
Used vehicle units	9.1%	3.2%	6.6%	7.3%
Used vehicle revenues	6.2%	4.1%	5.0%	6.6%

Wholesale vehicle units	(2.2)%	3.4%	(0.6)%	5.6%
Wholesale vehicle revenues	(4.9)%	6.7%	(3.9)%	8.0%

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Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2016	2015	2016	2015
Used vehicle units	5.4%	(0.8)%	2.8%	3.0%
Used vehicle revenues	2.5%	0.0%	1.2%	2.3%

(1)
Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Selected Operating Ratios

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2016	% (1)	2015	% (1)	2016	% (1)	2015	% (1)
Net sales and operating revenues	$3,701.5	100.0	$3,544.1	100.0	$11,825.2	100.0	$11,443.9	100.0
Gross profit	$503.1	13.6	$464.3	13.1	$1,621.1	13.7	$1,529.5	13.4
CarMax Auto Finance income	$89.4	2.4	$92.3	2.6	$286.1	2.4	$299.7	2.6
Selling, general, and administrative expenses	$356.7	9.6	$337.5	9.5	$1,103.1	9.3	$1,018.1	8.9
Interest expense	$15.1	0.4	$10.0	0.3	$40.1	0.3	$24.6	0.2
Earnings before income taxes	$219.7	5.9	$208.0	5.9	$764.1	6.5	$783.8	6.8
Net earnings	$136.6	3.7	$128.2	3.6	$474.4	4.0	$482.4	4.2

(1)	Calculated as a percentage of net sales and operating revenues.

Gross Profit

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2016	2015	Change	2016	2015	Change
Used vehicle gross profit	$337.8	$310.4	8.8%	$1,076.1	$1,011.2	6.4%
Wholesale vehicle gross profit	82.8	89.3	(7.3)%	277.1	295.4	(6.2)%
Other gross profit	82.5	64.6	27.7%	267.9	222.9	20.2%
Total	$503.1	$464.3	8.4%	$1,621.1	$1,529.5	6.0%

Gross Profit per Unit

	Three Months Ended November 30				Nine Months Ended November 30
	2016		2015		2016		2015
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,155	10.9	$2,160	10.7	$2,173	11.0	$2,176	10.8
Wholesale vehicle gross profit	$900	16.9	$949	17.4	$922	17.1	$977	17.6
Other gross profit	$527	67.4	$450	53.3	$541	69.0	$480	54.4
Total gross profit	$3,209	13.6	$3,232	13.1	$3,273	13.7	$3,291	13.4

(1)	Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total used units sold.

(2)	Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2016	2015	Change	2016	2015	Change
Compensation and benefits (1)	$182.2	$176.9	2.9%	$598.1	$559.0	7.0%
Store occupancy costs	75.8	70.1	8.1%	222.6	204.0	9.1%
Advertising expense	34.8	37.5	(6.9)%	104.1	106.0	(1.8)%
Other overhead costs (2)	63.9	53.0	20.7%	178.3	149.1	19.6%
Total SG&A expenses	$356.7	$337.5	5.7%	$1,103.1	$1,018.1	8.4%
SG&A per used unit	$2,275	$2,349	$(74)	$2,227	$2,191	$36

(1)	Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)	Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2016	% (1)	2015	% (1)	2016	% (1)	2015	% (1)
Interest margin:
Interest and fee income	$192.7	7.5	$172.3	7.4	$567.0	7.5	$507.0	7.5
Interest expense	(44.1)	(1.7)	(33.0)	(1.4)	(125.3)	(1.7)	(91.9)	(1.4)
Total interest margin	148.6	5.8	139.3	6.0	441.7	5.9	415.1	6.2
Provision for loan losses	(41.9)	(1.6)	(30.9)	(1.3)	(104.2)	(1.4)	(70.2)	(1.0)
Total interest margin after
provision for loan losses	106.7	4.1	108.4	4.7	337.5	4.5	344.9	5.1

Total other expense	—	—	(0.3)	—	—	—	(0.4)	—

Total direct expenses	(17.3)	(0.7)	(15.8)	(0.7)	(51.4)	(0.7)	(44.8)	(0.7)
CarMax Auto Finance income	$89.4	3.5	$92.3	4.0	$286.1	3.8	$299.7	4.5

Total average managed receivables	$10,297.8		$9,261.4		$10,030.9		$8,973.3
Net loans originated	$1,339.1		$1,224.0		$4,217.7		$3,912.1
Net CAF penetration rate	45.0%		43.3%		44.7%		43.1%
Weighted average contract rate	7.3%		7.3%		7.4%		7.3%

Ending allowance for loan losses	$114.8		$90.9		$114.8		$90.9

Warehouse facility information:
Ending funded receivables	$1,677.0		$1,391.0		$1,677.0		$1,391.0
Ending unused capacity	$1,123.0		$1,109.0		$1,123.0		$1,109.0

(1)	Annualized percentage of total average managed receivables.

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Earnings Highlights

	Three Months Ended November 30			Nine Months Ended November 30
(In millions except per share data)	2016	2015	Change	2016	2015	Change
Net earnings	$136.6	$128.2	6.6%	$474.4	$482.4	(1.7)%
Diluted weighted average shares outstanding	190.8	203.4	(6.2)%	193.2	208.2	(7.2)%
Net earnings per diluted share	$0.72	$0.63	14.3%	$2.45	$2.32	5.6%

Planned Store Openings

We currently plan to open the following stores within 12 months from November 30, 2016:

Location	Television Market	Market Status	Planned Opening Date
Palmdale, California	Los Angeles	Existing	Q4 Fiscal 2017
Murrieta, California	Los Angeles	Existing	Q4 Fiscal 2017
Mobile, Alabama	Mobile/Pensacola	New	Q4 Fiscal 2017
Albany, New York	Albany	New	Q4 Fiscal 2017
Puyallup, Washington	Seattle/Tacoma	New	Q1 Fiscal 2018
Lynnwood, Washington	Seattle/Tacoma	Existing	Q1 Fiscal 2018
Pensacola, Florida	Mobile/Pensacola	Existing	Q1 Fiscal 2018
Waterbury, Connecticut	Hartford/New Haven	Existing	Q2 Fiscal 2018
San Jose, California	San Francisco/Oakland/San Jose	Existing	Q2 Fiscal 2018
Salisbury, Maryland	Salisbury	New	Q2 Fiscal 2018
Langhorne, Pennsylvania	Philadelphia	Existing	Q3 Fiscal 2018
Tyler, Texas	Tyler/Longview	New	Q3 Fiscal 2018
Las Vegas, Nevada	Las Vegas	Existing	Q3 Fiscal 2018
Colma, California	San Francisco/Oakland/San Jose	Existing	Q3 Fiscal 2018
Renton, Washington	Seattle/Tacoma	Existing	Q3 Fiscal 2018

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period. We plan to open 15 stores in fiscal 2017 and between 13 and 16 stores in fiscal 2018. We currently estimate capital expenditures will total approximately $450 million in fiscal 2017.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 20, 2016. Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457). The conference I.D. for both domestic and international callers is 24693785. A live webcast of the call will be available on our investor information home page at investors.carmax.com.

A webcast replay of the call will be available at investors.carmax.com through April 5, 2017. A telephone replay also will be available through December 27, 2016, and may be accessed by dialing 1-855-859-2056 (international callers dial 1-404-537-3406). The conference I.D. for both domestic and international callers is 24693785.

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Fourth Quarter and Fiscal Year 2017 Earnings Release Date

We currently plan to release results for the fourth quarter and fiscal year ending February 28, 2017, on Thursday, April 6, 2017, before the opening of trading on the New York Stock Exchange. We plan to host a conference call for investors at 9:00 a.m. ET on that date. Information on this conference call will be available on our investor information home page at investors.carmax.com in March 2017.

About CarMax

CarMax is the nation’s largest retailer of used cars and operates 169 stores in 39 states nationwide. CarMax revolutionized the auto industry by delivering the honest, transparent and high-integrity car buying experience customers want and deserve. For more than 20 years, CarMax has made car buying more ethical, fair and stress-free by offering a no-haggle, no-hassle experience and an incredible selection of vehicles. CarMax makes selling your car easy too, by offering no-obligation appraisals good for seven days. At CarMax, we’ll buy your car even if you don’t buy ours®. CarMax has more than 22,000 associates nationwide and for 12 consecutive years has been named as one of the Fortune 100 Best Companies to Work For®. During the twelve months ended February 29, 2016, the company retailed 619,936 used vehicles and sold 394,437 wholesale vehicles at its in-store auctions. For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins, expenses, capital expenditures, debt obligations or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.

•	Events that damage our reputation or harm the perception of the quality of our brand.

•	Changes in general or regional U.S. economic conditions.

•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.

•	Changes in consumer credit availability provided by our third-party financing providers.

•	Changes in the availability of extended protection plan products from third-party providers.

•	Our inability to recruit, develop and retain associates and maintain positive associate relations.

•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.

•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.

•	Significant changes in prices of new and used vehicles.

•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.

•	Factors related to the regulatory and legislative environment in which we operate.

•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.

•	The failure of key information systems.

•	The effect of various litigation matters.

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•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.

•
The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	Factors related to seasonal fluctuations in our business.

•	The occurrence of severe weather events.

•	Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 29, 2016, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Contacts:

Investors:
Katharine Kenny, Vice President, Investor Relations, (804) 935-4591
Celeste Gunter, Manager, Investor Relations, (804) 935-4597

Media:
pr@carmax.com, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2016	% (1)	2015	% (1)	2016	% (1)	2015	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$3,090,613	83.5	$2,908,963	82.1	$9,820,401	83.0	$9,351,841	81.7
Wholesale vehicle sales	488,385	13.2	513,796	14.5	1,616,528	13.7	1,682,195	14.7
Other sales and revenues	122,526	3.3	121,310	3.4	388,229	3.3	409,834	3.6
NET SALES AND OPERATING REVENUES	3,701,524	100.0	3,544,069	100.0	11,825,158	100.0	11,443,870	100.0
Cost of sales	3,198,389	86.4	3,079,738	86.9	10,204,024	86.3	9,914,375	86.6
GROSS PROFIT	503,135	13.6	464,331	13.1	1,621,134	13.7	1,529,495	13.4
CARMAX AUTO FINANCE INCOME	89,359	2.4	92,316	2.6	286,086	2.4	299,703	2.6
Selling, general and administrative expenses	356,735	9.6	337,512	9.5	1,103,091	9.3	1,018,075	8.9
Interest expense	15,071	0.4	10,021	0.3	40,063	0.3	24,574	0.2
Other expense (income)	1,027	—	1,157	—	(24)	—	2,791	—
Earnings before income taxes	219,661	5.9	207,957	5.9	764,090	6.5	783,758	6.8
Income tax provision	83,016	2.2	79,758	2.3	289,723	2.5	301,357	2.6
NET EARNINGS	$136,645	3.7	$128,199	3.6	$474,367	4.0	$482,401	4.2
WEIGHTED AVERAGE COMMON SHARES:
Basic	189,200		201,291		191,431		205,760
Diluted	190,818		203,383		193,239		208,242
NET EARNINGS PER SHARE:
Basic	$0.72		$0.64		$2.48		$2.34
Diluted	$0.72		$0.63		$2.45		$2.32

(1)    Percents are calculated as a percentage of net sales and operating revenues and may not total due to rounding.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	November 30	February 29	November 30
(In thousands except share data)	2016	2016 (1)	2015 (1) (2)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,713	$37,394	$33,346
Restricted cash from collections on auto loan receivables	357,040	343,829	316,186
Accounts receivable, net	92,003	132,171	88,530
Inventory	2,170,175	1,932,029	2,153,270
Other current assets	41,347	26,358	32,673
TOTAL CURRENT ASSETS	2,684,278	2,471,781	2,624,005
Auto loan receivables, net	10,333,318	9,536,892	9,318,313
Property and equipment, net	2,449,343	2,161,698	2,105,807
Deferred income taxes	155,995	161,862	184,937
Other assets	137,133	127,678	126,966
TOTAL ASSETS	$15,760,067	$14,459,911	$14,360,028

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$476,757	$441,746	$420,856
Accrued expenses and other current liabilities	224,585	245,909	211,833
Accrued income taxes	2,071	2,029	328
Short-term debt	880	428	36
Current portion of finance and capital lease obligations	10,566	14,331	14,673
Current portion of non-recourse notes payable	312,858	300,750	275,828
TOTAL CURRENT LIABILITIES	1,027,717	1,005,193	923,554
Long-term debt, excluding current portion	888,161	713,910	862,861
Finance and capital lease obligations, excluding current portion	466,965	400,323	391,856
Non-recourse notes payable, excluding current portion	10,129,401	9,206,425	9,040,092
Other liabilities	232,439	229,274	229,910
TOTAL LIABILITIES	12,744,683	11,555,125	11,448,273

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized; 187,351,060 and 194,712,234 shares issued and outstanding as of November 30, 2016 and February 29, 2016, respectively	93,676	97,356	98,781
Capital in excess of par value	1,160,484	1,130,822	1,136,607
Accumulated other comprehensive loss	(60,135)	(70,196)	(66,664)
Retained earnings	1,821,359	1,746,804	1,743,031
TOTAL SHAREHOLDERS’ EQUITY	3,015,384	2,904,786	2,911,755
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$15,760,067	$14,459,911	$14,360,028

(1)
In connection with our adoption of Financial Accounting Standards Board (“FASB”) ASU 2015-3 during the first quarter of fiscal 2017, debt issuance costs, with the exception of those related to our revolving credit facility, have been reclassified from other assets to a reduction of the carrying amount of the related debt liability. Prior period amounts have been reclassified to conform to the current period’s presentation.

(2)
In connection with our adoption of FASB ASU 2015-17 during the fourth quarter of fiscal 2016, current deferred tax assets have been reclassified to noncurrent assets. Prior period amounts have been reclassified to conform to the current period’s presentation.

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CARMAX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2016	2015
OPERATING ACTIVITIES:
Net earnings	$474,367	$482,401
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	125,654	100,504
Share-based compensation expense	72,026	45,284
Provision for loan losses	104,249	70,165
Provision for cancellation reserves	51,768	61,048
Deferred income tax benefit	(584)	(8,322)
Other	2,118	3,007
Net decrease (increase) in:
Accounts receivable, net	40,168	49,160
Inventory	(238,146)	(66,396)
Other current assets	(5,802)	12,397
Auto loan receivables, net	(900,675)	(952,974)
Other assets	1,193	268
Net decrease in:
Accounts Payable, accrued expenses and other
current liabilities and accrued income taxes	(5,240)	(109,243)
Other liabilities	(64,222)	(68,878)
NET CASH USED IN OPERATING ACTIVITIES	(343,126)	(381,579)
INVESTING ACTIVITIES:
Capital expenditures	(315,543)	(240,835)
Proceeds from sales of assets	728	1,520
Increase in restricted cash from collections on auto loan receivables	(13,211)	(22,064)
Increase in restricted cash in reserve accounts	(11,663)	(8,383)
Release of restricted cash from reserve accounts	8,083	5,907
Purchases of money market securities, net	(3,482)	(6,106)
Purchases of trading securities	(3,442)	(4,759)
Sales of trading securities	318	101
NET CASH USED IN INVESTING ACTIVITIES	(338,212)	(274,619)
FINANCING ACTIVITIES:
Increase (decrease) in short-term debt, net	452	(749)
Proceeds from issuances of long-term debt	1,660,600	1,137,300
Payments on long-term debt	(1,484,900)	(583,300)
Cash paid for debt issuance costs	(12,568)	(3,104)
Payments on finance and capital lease obligations	(8,407)	(13,310)
Issuances of non-recourse notes payable	7,235,000	7,430,805
Payments on non-recourse notes payable	(6,299,802)	(6,565,516)
Repurchase and retirement of common stock	(464,352)	(816,181)
Equity issuances	34,554	44,855
Excess tax benefits from share-based payment arrangements	7,080	31,138
NET CASH PROVIDED BY FINANCING ACTIVITIES	667,657	661,938
(Decrease) increase in cash and cash equivalents	(13,681)	5,740
Cash and cash equivalents at beginning of year	37,394	27,606
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,713	$33,346

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